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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of Telular Corporation for the registration of 5,500,000 shares of its common stock and to the incorporation by reference therein of our report dated November 8, 1996, with respect to the consolidated financial statements and schedule of Telular Corporation included in its Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                  Ernst & Young LLP


Chicago, Illinois
May 20, 1997